EXHIBIT 99.1

                    CENDANT CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED SCHEDULE OF FREE CASH FLOW
                               (IN MILLIONS)


                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                   --------------------------------
                                                                      2000                 1999
                                                                  -----------         -------------
Adjusted EBITDA                                                   $  1,543(A)         $   1,783(B)
Less:  Move.com Group                                                  (94)                 (22)
                                                                  ---------           ----------
Adjusted EBITDA, excluding Move.com Group                            1,637                 1,805

Interest expense                                                      (145)                 (196)
Minority interest, excluding tax benefit                              (133)(C)               (90)(C)
Tax payments                                                           (42)                  (42)
                                                                  ---------           -----------
CASH FLOW NET OF TAXES PAID                                          1,317                 1,477

Tax refunds                                                            109                    88
Restructuring and other unusual payments                               (46)                  (49)
Working capital and other                                              (21)                  (55)
                                                                  --------            ----------
OPERATING CASH FLOW                                                  1,359                 1,461

Adjusted capital expenditures                                         (199)(D)              (252)(D)
                                                                  --------            ----------
FREE CASH FLOW                                                       1,160                 1,209
                                                                  --------            ----------
NON OPERATING ACTIVITIES:
         Investments                                                  (318)                  (45)
         Acquisitions, net of cash acquired                           (136)                 (205)
         Funding of litigation settlement trust                       (350)                    -
         Net proceeds from sale of subsidiaries,
           net of investment in leased vehicles                          4                 2,591
         Other                                                        (141)  (E)            (106)(E)
                                                                  --------            ----------
                                                                      (941)                2,235
                                                                  --------            ----------
FINANCING ACTIVITIES:
         Net repayments on borrowings                                 (522)  (F)            (494)(F)
         Net issuance (repurchase) of equity securities                313                (2,736)
                                                                  --------            ----------
                                                                      (209)               (3,230)
                                                                  --------            ----------

NET CHANGE IN CASH BEFORE MANAGEMENT AND MORTGAGE PROGRAMS              10                   214

MANAGEMENT & MORTGAGE PROGRAMS
         Net mortgage originations and sales                           385                 2,001
         Net mortgage servicing rights                                (694)                 (571)
         Net relocation advances                                       372                    80
         Net financing for assets of management programs              (274)               (1,558)
                                                                  --------            ----------
                                                                      (211)                  (48)
                                                                  --------            ----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                           $   (201)           $      166
                                                                  ========            ==========


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(A)  Excludes (i) charges in connection with restructuring and other initiatives ($86 million); (ii) losses related to the dispositions of businesses ($43 million); (iii) investigation-related costs ($23 million); (iv) charges in connection with litigation asserting claims associated with accounting irregularities in the former business units of CUC and outside of the principal common stockholder class action lawsuit ($20 million) and (v) charges incurred in connection with the postponement of the initial public offering of Move.com common stock ($3 million). Such amounts were partially offset by (i) a non-cash credit incurred in connection with a change to the original estimate of the number of Rights to be issued in connection with the PRIDES settlement resulting from unclaimed and uncontested Rights ($41 million) and (ii) a gain representing the recognition of a portion of the Company's previously recorded deferred gain from the sale of its fleet businesses due to the disposition of VMS Europe by Avis Group Holdings, Inc. in August 2000 ($35 million).
(B) Excludes (i) charges associated with the agreement to settle the principal common stockholder class action lawsuit ($2,894 million);
     (ii) charges in connection with the transition of the Company's lodging franchisees to a Company sponsored property managment system ($23 million); (iii) investigation-related costs ($21 million); (iv) termination of a proposed acquisition costs ($7 million) and (v) charges principally related to the consolidation of European call centers in Ireland ($2 million). Such amounts were partially offset by a net gain related to the dispositions of businesses ($967 million).
(C)  Represents the before tax amounts of minority interest.
(D) Represents total capital expenditures exclusive of Move.com Group capital expenditures ($18 million in 2000 and $2 million in 1999).
(E) Includes net cash used in Move.com Group operations, the effects of changes in exchange rates and cash provided by or used in discontinued operations.
(F) Represents debt repayments, net of proceeds received from borrowings (including the issuance of a mandatorily redeemable preferred interest in a subsidiary in 2000).